As filed with the Securities and Exchange Commission on December 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WATSCO, INC.

(Exact name of Registrant as Specified in its Charter)

Florida

(State or other jurisdiction of incorporation)

59-0778222

(I.R.S. Employer Identification Number)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(305) 714-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

WATSCO, INC. FOURTH AMENDED AND RESTATED 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the plan)

Ana M. Menendez

Chief Financial Officer and Treasurer

Watsco, Inc.

2665 South Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jaret L. Davis, Esq.

Greenberg Traurig, P.A.

333 Avenue of the Americas

Suite 4400

Miami, Florida 33131

(305) 579-0676

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.50 per share	500,000 shares	$71.48	$35,740,000	$4,874.94

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Watsco, Inc. Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sales price of a share of the Registrant’s Common stock as reported by the New York Stock Exchange on December 5, 2012.

EXPLANATORY NOTE

The Watsco, Inc. Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan (the “Plan”) was approved, adopted and ratified on May 27, 2011 to increase the number of shares of Common stock, par value $.50 per share (“Common Stock”), of Wastco, Inc., a Florida corporation (the “Company”, “we”, “us” or “our”), available for issuance thereunder by 500,000. The Company previously filed Registration Statements on Forms S-8 (File Nos. 333-149467, 333-126824, 333-39380, 333-80341 and 333-10363) with the Securities and Exchange Commission (the “SEC”) on February 29, 2008, July 22, 2005, June 15, 2000, June 9, 1999 and August 16, 1996, respectively, relating to the plan, which Registration Statements are effective and are incorporated by reference herein, except for Part II Items 3 and 8 of such previously filed Registration Statements, which are replaced and superseded by Part II Items 3 and 8 set forth in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

After giving effect to the amendments to the Plan and the effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered on Forms S-8 and available for grant under the Plan will be 1,500,000.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC by the Company are hereby incorporated by reference in this Registration Statement:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

(c)	our Current Reports on Forms 8-K filed with the SEC on March 14, 2012 (Film No. 12690568), March 16, 2012, May 3, 2012, May 31, 2012, August 28, 2012, November 15, 2012 and December 7, 2012 (not including any information furnished under Item 2.02, 7.01 or 9.01 of any such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)	our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on May 25, 2012;

(e)	our Definitive Information Statement on Schedule 14C filed with the SEC on March 26, 2012; and

(f)	the description of our Common stock and Class B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

The exhibits to this Registration Statement are listed in the Index to Exhibits on the page following the Signatures page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 7, 2012.

WATSCO, INC.
Registrant

By:	/s/ Albert H. Nahmad
Albert H. Nahmad
Chief Executive Officer
(on behalf of the Registrant
and as Principal Executive Officer)

By:	/s/ Ana M. Menendez
Ana M. Menendez
Chief Financial Officer
(on behalf of the Registrant
and as Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert H. Nahmad and Barry S. Logan, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ ALBERT H. NAHMAD	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 7, 2012
Albert H. Nahmad

/S/ BARRY S. LOGAN	Director and Senior Vice President	December 7, 2012
Barry S. Logan

/S/ ANA M. MENENDEZ	Chief Financial Officer (principal accounting officer and principal financial officer)	December 7, 2012
Ana M. Menendez

/S/ CESAR L. ALVAREZ	Director	December 7, 2012
Cesar L. Alvarez

/S/ DAVID C. DARNELL	Director	December 7, 2012
David C. Darnell

/S/ DENISE DICKINS	Director	December 7, 2012
Denise Dickins

/S/ STEVEN R. FEDRIZZI	Director	December 7, 2012
Steven R. Fedrizzi

/S/ PAUL F. MANLEY	Director	December 7, 2012
Paul F. Manley

/S/ AARON J. NAHMAD	Director and Vice President of Strategy and Innovation	December 7, 2012
Aaron J. Nahmad

/S/ GEORGE P. SAPE	Director	December 7, 2012
George P. Sape

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Watsco, Inc., filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of Watsco, Inc., filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 28, 2012 and incorporated herein by reference.

4.3	Watsco, Inc. Fourth Amended and Restated 1996 Qualified Employee Stock Purchase Plan, filed with the SEC on April 29, 2011 as Appendix A to our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on May 27, 2011 and incorporated herein by reference.

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of KPMG LLP, independent registered certified public accounting firm.

23.2	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).